                                                                 EXHIBIT 10.4.18


                               AMENDMENT NO. 4 TO
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


        AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 6, 2003 by and among WCI STEEL, INC., an Ohio corporation ("WCI Steel"), WCI STEEL SALES L.P., an Ohio limited partnership ("WCI Sales LP", and together with WCI Steel, individually, each a "Borrower" and collectively, "Borrowers"), CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation (in its individual capacity "Congress"), BANK OF AMERICA, N.A., a national banking association, as successor to BankAmerica National Trust & Savings Association ("Bank of America", and together with Congress, collectively "Lenders"), and CONGRESS FINANCIAL CORPORATION, as Agent for Lenders (in such capacity, "Agent").


                               W I T N E S S E T H


        WHEREAS, Borrowers have entered into financing arrangements with Lenders and Agent pursuant to which Lenders (or Agent on behalf of Lenders) have made loans and provided other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated July 30, 1999, among Borrowers, Lenders and Agent as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated April 30, 2001, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated January 25, 2002 and Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of September 13, 2002 (as the same now exists and is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

        WHEREAS, Borrowers have requested that Lenders and Agent agree to certain amendments to the Loan Agreement and Lenders and Agent are willing to agree to such amendments, subject to the terms and conditions contained herein; and

        WHEREAS, by this Amendment, Borrowers, Lenders and Agent intend to evidence such amendments.

        NOW, THEREFORE, in consideration of the foregoing, and the agreements and covenants contained herein, the parties hereto agree as follows (with the amendments to the Loan Agreement being effective as of the date hereof):

        1.  Definitions.

            (a) Amendments to Definitions.

                (i) The definition of "Commitment Percentage" set forth in the Loan Agreement is hereby amended to delete such definition in its entirety and replace it as follows:

                    "1.16 "Commitment Percentage" shall mean, as to each Lender, the fraction, as a percentage, the numerator of which shall be the sum of (a) the Lender Commitment of such Lender, and (b) the aggregate amount of any Participant Commitments of any Participants such Lender has sold (exclusive of the aggregate amount of any Junior Participations it has sold), and the denominator of which shall be the aggregate Commitments of all Lenders and Participants (excluding any junior participant)."

                (ii) The definition of "Consolidated Adjusted Net Worth" set forth in the Loan Agreement is hereby amended to mean, as to any Person, at any time, in accordance with GAAP consistently applied on a consolidated basis for such Person and its Subsidiaries, the amount equal to: (A) the difference between: (1) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (2) the total aggregate Indebtedness of such Person and its Subsidiaries (including tax and other proper accruals), plus (B) any charges deducted, whether at any time heretofore or hereafter, from other comprehensive income of such Person in respect of the pension liability of such Person, and minus (C) any credits added, whether at any time heretofore or hereafter, to other comprehensive income of such Person in respect of pension liability of such Person.

                (iii) The definition of "Obligations" set forth in the Loan Agreement shall be amended to add the clause "(including, without limitation, for purposes of this section only, Renco Group but only to the extent of its junior participation interest in the Indebtedness owing under the Financing Agreements)" after the reference to the word "Participants" in such definition.

                (iv) The definition of "Participants" set forth in the Loan Agreement shall be amended to add the following to the end of such definition before the period: "provided, that, unless otherwise specifically stated herein, the term "Participant" shall not include Renco Group."

            (b) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, each of the following definitions:

                (i) "Additional Letter of Credit Accommodations" shall have the meaning set forth in Section 3.2 of the Agency Agreement.

                (ii)"Additional Loans" shall have the meaning set forth in
Section 3.2 of the Agency Agreement.

                (iii) "Adjusted Commitment Percentage" shall mean, as to the Loans and any other Obligations, the fraction, expressed as a percentage (A) as to Congress, the numerator of which is the sum of: (1) the aggregate amount of any Junior Participations plus (2) fifty (50%) percent of the amount by which the Loans and other Obligations exceed the aggregate amount of any Junior Participations, and the denominator of which is the total outstanding amount of Loans and other Obligations; and (B) as to Bank of America, the numerator of which is fifty (50%) percent of the amount by which the Loans and other Obligations exceed the aggregate amount of any Junior Participations, and the denominator of which is the total outstanding amount of Loans and other Obligations; sometimes collectively referred to herein as "Adjusted Commitment Percentages".

                (iv) "Agency Agreement" shall mean the Amended and Restated Co-Lending and Agency Agreement, dated July 30, 1999, by and among Congress, Bank of America and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                (v) "Agent Advances" shall have the meaning set forth in Section 3.7(g) of the Agency Agreement.

                (vi) "Capitalized Lease Obligations" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                (vii) "Collections" shall mean any payments or amounts realized or recovered or otherwise received in respect of the Loans or other Obligations, whether from any Borrower or

Obligor or from the recovery or realization on any Collateral or other property, rights and claims which may be received by or come into the possession of Lenders or Agent or otherwise.

                (viii) "Commitment" shall mean, individually, (a) as to any Lender, its Lender Commitment and (b) as to any Participant, its Participant Commitment; sometimes being collectively referred to herein as "Commitments".

                (ix) "Consolidated Net Income" shall mean, with respect to any Person, the net income (or loss) of such Person and its Subsidiaries, on a consolidated basis for such period determined in accordance with GAAP; provided, that, (A) the net income of any Person in which such Person or any Subsidiary of such Person has an ownership interest with a third party (other than a person that meets the definition of a Wholly-Owned Subsidiary) shall be included only to the extent of the amount that has actually been received by such Person or its Wholly-Owned Subsidiaries in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary of such person, the restrictions set forth in clause (B) below), and (B) the net income of any Subsidiary of such Person that is subject to any restrictions or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation.

                (x) "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to (A) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, plus,
(B) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus, (C) Net Interest Expense of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus, (D) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

                (xi) "Junior Participation" shall mean the principal amount or face amount, as applicable, of the Loans and the Letter of Credit Accommodations which are subject to a junior participation interest pursuant to a Junior Participation Agreement; sometimes collectively referred to herein as "Junior Participations".

                (xii) "Junior Participation Agreement" shall mean any Junior Participation Agreement by and between Congress and any junior participant, in form and substance satisfactory to Congress, as the same may now exist or may hereafter exist or be amended, modified, supplemented, extended, renewed, restated or replaced.

                (xiii) "Lender Commitment" shall mean, individually, for each Lender, the maximum dollar amount of the Commitment of such Lender in the Loans and Letter of Credit Accommodations which a Lender may hold for its own account (exclusive of the aggregate principal amount of any participations or Junior Participations it has sold); sometimes collectively referred to herein as "Lender Commitments" and in no event shall the Lender Commitment

(inclusive of the aggregate principal amount of any participations or Junior Participations it has sold) of BOA exceed $42,500,000 and in no event shall the Lender Commitment (inclusive of the aggregate principal amount of any participations or Junior Participations it has sold) of Congress exceed $57,500,000.

                (xiv) "Net Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP: (A) total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments which, in accordance with GAAP, are required to be accounted for as interest expense minus (B) any net payments received during such period as interest income received in respect of its investments in cash and cash equivalents.

                (xv) "Obligor" shall mean any person or entity liable on or in respect of the Obligations.

                (xvi) "Participant Commitment" shall mean, individually, for each Participant, the maximum dollar amount of the Commitment of such Participant to purchase an interest in the Loans and Letter of Credit Accommodations; sometimes collectively referred to herein as "Participant Commitments".

                (xvii) "Wholly-Owned Subsidiary" shall mean any Subsidiary or such person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (A) directors' qualifying shares, and (B) an immaterial interest owned by other persons solely to comply with applicable law) is owned directly or indirectly by such person or a Wholly-Owned Subsidiary of such person.

            (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, those terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings given to such terms in the Loan Agreement.

        2.  Amendments.

            (a) Maximum Credit. Section 3.3(b) of the Loan Agreement is hereby amended to delete the reference to "Commitment Percentage" and replace it with "Adjusted Commitment Percentage".

            (b) Conduct of Accounts; Cross-Collateralization.

                (i) Section 3.7(b) of the Loan Agreement is hereby amended to delete the reference to "Commitment Percentage" and replace it with "Adjusted Commitment Percentage".

                (ii) The first sentence of Section 3.7(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "(c) All Collections shall be applied in the following order of priorities:

                     (i) first, to the payment in full in cash or other
            immediately available funds of the expenses of the collection and enforcement of the Obligations and for the protection, preservation, maintenance or sale, disposition or other realization upon any of the Collateral, including all expenses, liabilities and advances incurred or made by Agent or any Lender in connection therewith (including attorneys' fees and legal expenses);

                     (ii) second, to the payment in full in cash or other
            immediately available funds of all costs, expenses and other charges of Agent or any Lender payable by Borrowers or Obligors under the Financing Agreements and all indemnities payable by Borrowers or Obligors under the Financing Agreements to Agent or any Lender;

                     (iii) third, to the payment in full in cash or other
            immediately available funds of all fees payable by Borrowers or Obligors under the Financing Agreements to Agent for its own account;

                     (iv) fourth, to the payment in full in cash or other
            immediately available funds of all fees payable by Borrowers or Obligors under the Financing Agreements to Lenders (or to Agent for the account of Lenders), which shall be shared on a pro rata basis between Lenders based on their respective Commitment Percentages;

                     (v) fifth, to the payment in full in cash or other
            immediately available funds of all interest due in respect of the Loans, Agent Advances and any Additional Loans, (A) on a pro rata basis between Lenders based on their respective Commitment Percentages, for interest due in respect of, the Loans, Agent Advances, and any Additional Loans, which in the aggregate, exceed the aggregate amount of any Junior Participations (inclusive of any amounts unpaid and owed by any junior participant to Congress as the purchase price for any junior participation interest), and (B) one hundred (100%) percent to Congress, in respect of the interest due on the sum of the Loans, Agent Advances and any Additional Loans up to the aggregate amount of any Junior Participations (inclusive of any amounts unpaid and owed by any junior participant to Congress as the purchase price for any junior participation interest);

                     (vi) sixth, to the payment in full in cash or other
            immediately available funds of the principal amount of all Agent Advances, Additional

            Loans and Additional Letter of Credit Accommodations and in the case of Additional Letter of Credit Accommodations, to be held as cash collateral in such amount as Agent requires (to the extent in the aggregate that the Loans, Agent Advances, Additional Loans and such cash collateral exceed the aggregate amount of any Junior Participations) which shall be shared on a pro rata basis between the Lenders based on their respective Commitment Percentages;

                     (vii) seventh, to the payment in full in cash or other
            immediately available funds of all principal amounts then due and payable with respect to all Loans in excess of the Loans in which there is any junior participation interest pursuant to any Junior Participation Agreement, which shall be shared on pro rata basis between Lenders based on their respective Commitment Percentages;

                     (viii) eighth, to the payment in full in cash or other
            immediately available funds of the interests of Lenders (including other senior participants) in all other Obligations (including the payment of cash collateral in amounts acceptable to Agent with respect to any contingent Obligations relating to, among other things, Letter of Credit Accommodations, checks and other payments provisionally credited to the Obligations and lockbox arrangements) other than the Loans up to the aggregate amount of any Junior Participations and other than interest in respect of such Loans, in such amounts, order and manner as Agent may determine; and

                     (ix) ninth, to the payment of the Obligations which there
            is any junior participation interest pursuant to any Junior Participation Agreements, on a pro rata basis to such junior participants, to the extent legally permissible."

                (iii) The last sentence of Section 3.7(c) of the Loan Agreement is hereby amended to delete the reference to "Commitment Percentage" and replace it with "Adjusted Commitment Percentage".

            (c) Compensation Adjustment. Section 3.11(c) of the Loan Agreement is hereby amended to delete the reference to "Commitment Percentage" and replace it with "Adjusted Commitment Percentage".

            (d) Consolidated Adjusted Working Capital. Section 7.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "7.18 Intentionally Omitted."

            (e) Excess Availability. Section 7.22 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "7.22  Excess Availability.


                    (a) In the event that WCI Steel and its Subsidiaries shall, for the period commencing November 1, 2002 and ending on the date listed below (provided, that, in the case of the months ending November 30, 2003 and thereafter, such period shall include only the twelve (12) consecutive months immediately prior thereto), have cumulative EBITDA of less than the amount listed opposite such month, then at all times during any such period, commencing on and after the last day of the month in which the cumulative EBITDA was less than the amount set forth below and ending on the last day of the month in which the cumulative EBITDA was greater than the amount set forth below, the aggregate Excess Availability of Borrowers shall be not less than: (i) $5,000,000 plus (A) $15,000,000 minus (B) the outstanding amount of any Junior Participations.


                                Month Ending                               Cumulative EBITDA
                                ------------                               -----------------
              December 31, 2002                                                   $7,500,000
              January 31, 2003                                                    $8,700,000
              February 28, 2003                                                   $9,700,000
              March 31, 2003                                                     $11,100,000
              April 30, 2003                                                     $13,400,000
              May 31, 2003                                                       $15,500,000
              June 30, 2003                                                      $18,300,000
              July 31, 2003                                                      $20,300,000
              August 31, 2003                                                    $22,700,000
              September 30, 2003                                                 $25,400,000
              October 31, 2003 and for each month ending
              thereafter                                                         $28,600,000


                    (b) At any time that Borrowers are not required to have or maintain a minimum amount of Excess Availability under Section 7.22(a) hereof and any principal amounts have been paid by Congress to any junior participant in respect of any Junior Participation, then at all times on and after the date of any such payments by Congress to such junior participant, the aggregate Excess Availability of Borrowers shall be not less than (i) $15,000,000 minus (ii) the outstanding amount of any Junior Participations."

            (f) EBITDA. Section 7.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "7.23 EBITDA. WCI Steel and its Subsidiaries shall, for the period commencing November 1, 2002 and ending on the date listed below (provided, that, in the case of the months ending November 30, 2003 and thereafter, such period shall include only the twelve (12) consecutive months immediately prior thereto), have cumulative EBITDA of not less than the amount listed opposite each such month:

                                Month Ending                               Cumulative EBITDA
                                ------------                               -----------------
              December 31, 2002                                                   $7,100,000
              January 31, 2003                                                    $8,000,000
              February 28, 2003                                                   $8,800,000
              March 31, 2003                                                     $10,000,000
              April 30, 2003                                                     $12,500,000
              May 31, 2003                                                       $14,500,000
              June 30, 2003                                                      $17,200,000
              July 31, 2003                                                      $19,100,000
              August 31, 2003                                                    $21,400,000
              September 30, 2003                                                 $23,900,000
              October 31, 2003 and for each month ending
              thereafter                                                        $26,900,000"


            (g) Events of Default. Section 8.1 of the Loan Agreement is hereby amended to add a new Section 8.1(l) to the end of such section as follows:

                "(l) (i) any junior participation agreement in effect as of the effective date of Amendment No. 4 to the Loan Agreement shall cease to be in full force and effect (except for termination thereof in accordance with its terms) or any junior participant party thereto, Borrower or Obligor shall contest the validity thereof, or any junior participant shall fail to perform any of the terms, covenants, conditions or provisions of the junior participation agreement in effect as of the effective date of Amendment No.

            4 to the Loan Agreement or any other agreement of such party in favor of Agent or any Lender in connection with the financing arrangements among Borrowers, Agent and Lenders, or any junior participant shall deny it has any further liability or obligation thereunder or shall revoke, terminate or purport to revoke or terminate any junior participation agreement in effect as of the effective date of Amendment No. 4 to the Loan Agreement or any injunctive relief or restraining order is sought or granted which does or would, if granted limit or impair the right of any Lender to receive payment under any junior participation agreement in effect as of the effective date of Amendment No. 4 to the Loan Agreement in accordance with the terms of the foregoing or for any Lender to retain any funds drawn or paid thereunder."

            (h) Term. Section 10.2 of the Loan Agreement is hereby amended as follows:

                (i) Section 10.2(a) of the Loan Agreement is hereby amended to delete the reference to "December 29, 2003" and replace it with "June 30, 2004".

                (ii) Section 10.2(e)(ii) of the Loan Agreement is hereby amended to delete the reference to "October 31, 2003" and replace it with "April 30, 2004".

            (i) Participant's Security Interests. Section 10.13 of the Loan Agreement is hereby amended as follows:

                (i) to add the clause "(including, without limitation, for purposes of this section only, Renco Group)" after each reference to the word "Participant" in such Section; and

                (ii) to add the following to the end of such Section before the period:

            "; provided, that, as to any junior participant, such lien, security interest and right of setoff is subject to the terms of the Junior Participation Agreement related thereto."

        3. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent, Borrowers shall pay to Agent for the benefit of Lenders a fee for entering into this Amendment in an amount equal to $xxx,xxx, which fee is fully earned as of the date hereof and due and payable on the date hereof, and which Agent may, at its option, charge directly to the loan account(s) of Borrowers.

        4. Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants with and to Lenders and Agent as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by or on behalf of Lenders to Borrowers:

            (a) This Amendment has been duly authorized, executed and delivered by each Borrower, and the agreements and obligations of each Borrower contained herein constitutes legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms.

            (b) Neither the execution and delivery of this Amendment, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof (i) is in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers in any respect, or (ii) conflicts with or results in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which either Borrower is a party or may be bound, or (iii) violates any provision of the certificate of incorporation or by-laws of WCI Steel or the partnership agreement of WCI Sales LP.

            (c) No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

        5. Conditions Precedent. The effectiveness of the terms and conditions of this Amendment shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            (a) the receipt by Agent of $15,000,000 in cash from Renco Group in respect of the Junior Participation (as defined in the Junior Participation Agreement referred to in Section 5(b) below);

            (b) the receipt by Agent of (i) an original of this Amendment, (ii) an original of the Junior Participation Agreement, dated of even date herewith, by and between Congress and Renco Group, and (iii) an original of Amendment No. 1 to Amended and Restated Co-Lending and Agency Agreement, dated of even date herewith, by and among Agent, Congress and Bank of America, each duly authorized, executed and delivered by the parties thereto;

            (c) the receipt by Agent of the fee set forth in Section 3 hereof;
and

            (d) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

        6.  General.

            (a) Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

            (b) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

            (c) Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

            (d) Binding Effect. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

            (e) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                                    CONGRESS FINANCIAL CORPORATION,
                                    as Lender

                                    By: /s/ Marc J. Breier
                                        ------------------------------

                                    Title: First Vice President
                                        ------------------------------


                                    BANK OF AMERICA, N.A., as
                                    successor to BankAmerica National
                                    Trust & Savings Association,
                                    as Lender

                                    By: /s/ Edmundo Kahn
                                        ------------------------------
                                    Title: Vice President
                                        ------------------------------


                                    WCI STEEL, INC.

                                    By: /s/ John P. Jacunski
                                        --------------------------------

                                    Title: Vice President, Finance & CFO
                                           ------------------------------

                                    WCI STEEL SALES L.P.

                                    By: /s/ John P. Jacunski
                                        ------------------------------

                                    Title: Vice President, Finance & CFO

                                    CONGRESS FINANCIAL CORPORATION,
                                    as Agent

                                    By: /s/ Marc J. Breier
                                        ------------------------------

                                    Title: First Vice President
                                        ------------------------------